Exhibit A Index Series of the Fund
Fund	Effective Date
First Trust Dow Jones Select MicroCap IndexSM Fund (FDM)	September 24, 2005
First Trust Morningstar® Dividend LeadersSM Index Fund (FDL)	March 15, 2006
First Trust NASDAQ-100 Select Equal Weight ETF (QQEW)	April 25, 2006
First Trust NASDAQ-100-Technology Sector IndexSM Fund (QTEC)	April 25, 2006
First Trust US Equity Opportunities ETF (FPX)	April 13, 2006
First Trust NYSE Arca Biotechnology Index Fund (FBT)	June 23, 2006
First Trust Dow Jones Internet IndexSM Fund (FDN)	June 23, 2006
First Trust Capital Strength ETF (FTCS)	July 11, 2006
First Trust Value Line® Dividend Index Fund (FVD)	October 13, 2006
First Trust NASDAQ-100 Ex-Technology Sector IndexSM Fund (QQXT)	February 14, 2007
First Trust NASDAQ® Clean Edge® Green Energy Index Fund (QCLN)	February 14, 2007
First Trust S&P REIT Index Fund (FRI)	May 4, 2007
First Trust Natural Gas ETF (FCG)	May 7, 2007
First Trust Water ETF (FIW)	May 7, 2007
First Trust NASDAQ ABA Community Bank Index Fund (QABA)	June 1, 2009
First Trust Dow 30 Equal Weight ETF (EDOW)	July 20, 2017
First Trust Lunt U.S. Factor Rotation ETF (FCTR)	July 20, 2018
FT Vest Gold Strategy Quarterly Buffer ETF (BGLD)	January 15, 2021
FT Vest Gold Strategy Target Income ETF (IGLD)	February 24, 2021
First Trust Growth Strength ETF (FTGS)	October 20, 2022
First Trust Indxx Advanced Aerospace & Defense ETF (MISL)	October 20, 2022
First Trust Bloomberg Inflation Sensitive Equity ETF (FTIF)	March 9, 2023
First Trust S&P 500 Diversified Free Cash Flow ETF (FCFY)	August 22, 2023
First Trust WCM Developing World Equity ETF (WCME)	October 2, 2024
First Trust WCM International Equity ETF (WCMI)	October 2, 2024
FT Vest Bitcoin Strategy & Target Income ETF (DFII)	March 26, 2025
FT Vest Bitcoin Strategy Floor15 ETF – April (BFAP)	March 26, 2025
FT Vest Bitcoin Strategy Floor15 ETF – July (BFJL)	June 18, 2025
FT Vest Bitcoin Strategy Floor15 ETF - October (BFOC)	September 29, 2025
FT Vest Laddered Autocallable Barrier & Income ETF (ACYN)	December 19, 2025
FT Vest Bitcoin Strategy Floor15 ETF - January (BFJA)	December 24, 2025
First Trust WCM Global Equity ETF (WCMG)	April 14, 2026
FT Vest Laddered Autocallable Barrier & Resilient Income ETF (ACYS)	April 15, 2026
FT Vest Autocallable Barrier & High Income ETF (ACYQ)	June 10, 2026